Report of Independent Auditors


To the Shareholders and Board of Directors of
Strategic Global Income Fund, Inc.

In planning and performing our audit of
the financial
statements of Strategic Global Income
Fund, Inc. for
the year ended November 30, 1999, we
considered its
internal control, including control
activities for
safeguarding securities, in order to
determine our
auditing procedures for the purpose of
expressing our
opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Strategic Global Income
Fund, Inc.
is responsible for establishing and
maintaining
internal control. In fulfilling this
responsibility,
estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control,
error or fraud may occur and not be
detected. Also,
projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not
necessarily disclose all matters in
internal control
that might be material weaknesses under
standards
established by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal
control and its operation, including
controls for
safeguarding securities, that we consider to be material weaknesses as defined above at November 30,
1999.

This report is intended solely for the
information
and use of management, the Board of
Directors of
Strategic Global Income Fund, Inc., and
the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                    ERNST & YOUNG LLP

January 14, 2000